EXHIBIT 32 Section 1350 Certification of the Chief Executive Officer and Chief Financial Officer

Certification pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Pathfinder Bancorp, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
May 15, 2017	/s/ Thomas W. Schneider Thomas W. Schneider President and Chief Executive Officer
May 15, 2017	/s/ James A. Dowd James A. Dowd Executive Vice President, Chief Operating Officer and Chief Financial Officer